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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: December 21, 1999
                        (Date of earliest event reported)


                                 SOFTWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)





       Delaware                   0-24719                 52-1092916
(State of Incorporation)        (Commission           (I.R.S. Employer
                                File Number)          Identification No.)


5845 Richmond Highway, Suite 400 Alexandria, VA                22303
(Address of Principal Executive Offices)                    (Zip Code)


Registrant's telephone number including area code           (703) 317-2424
                                                            --------------




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(Former name or former address, if changed since last report.)
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ITEM 1.           Change in Control of Registrant.

     On December 21, 1999, SOFTWORKS, Inc.(the "Registrant") entered into an Agreement and Plan of Merger with EMC Corporation ("EMC"), Eagle Merger Corp. ("Sub") and the Registrant (the "Merger Agreement"). In the Merger Agreement:
(i) EMC and Sub have agreed that Sub will commence within five business days after the date of the Merger Agreement a cash tender offer (the "Offer") for all issued and outstanding shares of common stock, $.001 par value per share, of the Registrant (the "Common Stock") at a price of $10.00 per share, net to the seller in cash; and (ii) the parties have agreed that, following consummation of the Offer, (x) Sub will be merged with and into the Registrant (the "Merger"), with the Registrant surviving as a wholly owned subsidiary of EMC, and (y) each issued and outstanding share of Common Stock will be converted into the right to receive $10.00 per share in cash (or such higher price as may be paid in the Offer). The Offer is subject to, among other things, the condition that there shall have been tendered and not withdrawn prior to the expiration date of the Offer a number of shares of Common Stock which, together with any shares of Common Stock beneficially owned by EMC, Subs and their affiliates, constitutes at least a majority of the then-outstanding shares of Common Stock (determined on a fully diluted basis) (the "Minimum Condition"). The Offer and Merger are subject to, among other things, regulatory approval, and the Merger is subject to approval by the Registrant's shareholders. Approval of the Merger by the Registrant's shareholders will be assured if the Minimum Condition is satisfied.

     Computer Concepts Corp. and certain other shareholders have entered into Stock Tender Agreements with EMC and Sub to tender the approximately 35.4% and 6.8%, respectively, of the Registrant's outstanding shares held by them and to vote such shares in favor of the merger.

ITEM 7.           Financial Statements, Pro Forma Financial
                  Information and Exhibits

                  (c)  Exhibits.

(1) Agreement and Plan of Merger dated as of December 21, 1999 by and among EMC Corporation, Eagle Merger Corp. and SOFTWORKS, Inc.

(2) Stock Tender Agreement, dated as of December 21, 1999, by and among EMC Corporation, Eagle Merger Corp., Computer Concepts Corporation, and James
     A. Cannavino, Dennis Murray and Charles Feld, or any successor trustees appointed pursuant to the terms of such agreement, as trustees.

(3) Stockholders Stock Tender Agreement, dated as of December 21, 1999, by and among EMC Corporation, Eagle Merger Corp. and each of James A. Cannavino, Judy G. Carter, Daniel DelGiorno, Jr., Claude R. Kinsey, III, Joseph J. Markus, George Aronson, Robert McLaughlin and Lisa Welch, as shareholders..





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                                    SIGNATURE
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         SOFTWORKS, Inc.



                         By: /s/ Judy G. Carter
                            -------------------------------------
                            Judy G. Carter
                            President and Chief Executive Officer


Date:   January 3, 2000







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                                Exhibit Index

Exhibit
  No.                           Description
-------                         -----------

(1) Agreement and Plan of Merger dated as of December 21, 1999 by and among EMC Corporation, Eagle Merger Corp. and SOFTWORKS, Inc.

(2) Stock Tender Agreement, dated as of December 21, 1999, by and among EMC Corporation, Eagle Merger Corp., Computer Concepts Corporation, and James
     A. Cannavino, Dennis Murray and Charles Feld, or any successor trustees appointed pursuant to the terms of such agreement, as trustees.

(3) Stockholders Stock Tender Agreement, dated as of December 21, 1999, by and among EMC Corporation, Eagle Merger Corp. and each of James A. Cannavino, Judy G. Carter, Daniel DelGiorno, Jr., Claude R. Kinsey, III, Joseph J. Markus, George Aronson, Robert McLaughlin and Lisa Welch, as shareholders..